Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-44897, No. 333-82572 and No 333-98997) of
Monterey Gourmet Foods, of our report dated March 1, 2006, relating to the consolidated financial statements and schedule, which appears in this Form 10-K.


/s/ BDO Seidman, LLP


San Francisco, California
March 29, 2006